SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
February 6, 2003
(Date of earliest event reported)

THE BANC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-25033	63-1201350

(Commission File No.)	(IRS Employer Identification No.)

17 North 20th Street
Birmingham, Alabama	35203

(Address of principal executive offices)	(Zip Code)

(205) 326-2265

(Registrant’s telephone number, including area code)

Item 7.     Financial Statements and Exhibits

     (c)  Exhibits

     Exhibit 99.1   Press Release dated February 6, 2003.

Item 9.     Regulation FD Disclosure.

     On February 6, 2003, the Registrant issued a news release which is attached hereto as Exhibit 99.1.

     This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BANC CORPORATION (Registrant)

Date: February 6, 2003	By	/s/ F. Hampton McFadden, Jr. F. Hampton McFadden, Jr. Its Executive Vice President, General Counsel and Secretary

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